SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2011
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     At the Annual Meeting of Waste Management, Inc. (the “Company”), a total of 426,423,629 shares of the Company’s common stock, out of a total of 475,145,633 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The proposals set forth below were voted on by the Company’s stockholders at the Annual Meeting, and each of proposals 1, 2, 3 and 5 were approved by the Company’s stockholders.
1.	Election to the Company’s Board of Directors of the following eight director nominees:

	Number of	Number of		Broker
Name	Affirmative Votes	Negative Votes	Abstentions	Non-Votes
Pastora San Juan Cafferty	360,212,056	5,118,198	1,489,500	59,603,875
Frank M. Clark, Jr.	364,743,567	592,711	1,483,476	59,603,875
Patrick W. Gross	317,779,361	47,470,648	1,569,745	59,603,875
John C. Pope	346,697,968	18,624,824	1,496,962	59,603,875
W. Robert Reum	364,633,227	698,609	1,487,918	59,603,875
Steven G. Rothmeier	361,160,504	4,172,401	1,486,849	59,603,875
David P. Steiner	356,202,286	9,057,237	1,560,231	59,603,875
Thomas H. Weidemeyer	364,679,398	660,501	1,479,855	59,603,875
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstentions

421,354,265	3,773,900	1,295,464
3.	Approval, by non-binding vote, of the Company’s executive compensation as described in the Company’s 2011 proxy statement:

For	Against	Abstentions	Broker Non-Votes

355,492,391	5,818,739	5,508,624	59,603,875
4.	Recommendation, by non-binding vote, of the frequency of executive compensation votes:

1 Year	2 Years	3 Years	Abstentions

274,670,363	3,798,548	85,533,212	2,817,631
In light of these results, the Company’s Board of Directors has determined to hold the non-binding vote on executive compensation annually until the next stockholder vote on the frequency of such advisory vote.
5.	Approval of a proposal to amend the Company’s By-laws to allow stockholders who have held at least a 25% net long position in the Company’s common stock for one year to call special stockholder meetings:

For	Against	Abstentions

420,707,449	3,892,011	1,824,169

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: May 17, 2011	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

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